UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

On June 28, 2017, Corporate Capital Trust, Inc. (the “Company” or “we”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) entered into an Indenture (the “Indenture”) relating to the Company’s issuance of $140,000,000 aggregate principal amount of 5.00% senior unsecured notes due 2022 (the “Notes”). GreensLedge Capital Markets LLC served as placement agent for the offering of the Notes. The net proceeds to the Company of the issuance and sale of the Notes were approximately $137.16 million, after deducting expenses of approximately $2.84 million payable by the Company. The Company expects to use the net proceeds for general corporate purposes, which may include the payment of outstanding indebtedness.

The Notes will mature on June 28, 2022 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the applicable redemption price set forth in the Indenture. The Notes bear interest at a rate of 5.00% per year payable semi-annually on June 28th and December 28th of each year, commencing on December 28, 2017. The interest rate on the Notes is subject to adjustment in certain instances set forth in the Indenture (up to a maximum interest rate of 5.50%), based on the corporate ratings of the Company by Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Standard & Poor’s Rating Services. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Indenture contains certain covenants, including the covenant to provide financial information to the holders of the Notes and the Trustee if the Company ceases to be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. The covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes were offered only to qualified institutional buyers in reliance on Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as applicable.

The foregoing descriptions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, filed as an exhibit hereto and incorporated by reference herein.

Item 1.02.

Termination of a Material Definitive Agreement.

On November 15, 2012, Halifax Funding LLC (“Halifax Funding”), a wholly-owned, special purpose financing subsidiary of the Company entered into a total return swap arrangement with The Bank of Nova Scotia (“BNS”).  Our total return swap arrangement with BNS consisted of a set of agreements (including an ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, by and between Halifax Funding and BNS, and a Confirmation Letter Agreement by and between Halifax Funding and BNS). On June 30, 2017, the Company terminated its total return swap arrangement with BNS and each of the underlying contracts. Pursuant to the Confirmation Letter Agreement, on June 30, 2017, Halifax paid to BNS a make whole fee of approximately $6.4 million, an amount based on a minimum spread amount that would have been earned by BNS over the life of the TRS agreements.

On June 4, 2013, the Company entered into a committed facility arrangement, which became effective on June 12, 2013, with BNP Paribas Prime Brokerage, Inc. (“BNP”) under which the Company could borrow up to $200 million. The committed facility arrangement consisted of a set of agreements, including a committed facility agreement by and between the Company and BNP. The Company subsequently assigned the agreements relating to the committed facility arrangement to Paris Funding LLC (“Paris Funding”), a Delaware limited liability company that is a wholly-owned subsidiary of the Company. As part of the assignment, Paris Funding and BNP entered into an amended and restated committed facility agreement with BNP (the “A&R Committed Facility Agreement”). On June 30, 2017, Paris Funding terminated the committed facility arrangement and each of the underlying agreements with BNP, including the A&R Committed Facility Agreement.

We have terminated these credit arrangements in connection with the Company’s ongoing transition towards directly originated private credit investments, as these arrangements were primarily limited to the financing of traded investments.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01

Other Events.

On July 5, 2017, the Company issued a press release announcing its entry into the Indenture and issuance of the Notes. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated June 28, 2017, by and between The Bank of New York Mellon Trust Company, N.A. and the Company

99.1	Press Release of Corporate Capital Trust, Inc., dated July 5, 2017.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposals set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (“SEC”) on May 25, 2017 (the “transactions”).

In connection with the transactions, the Company has filed, and intends to file, relevant materials with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transactions. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and will be set forth in the other materials to be filed with SEC.

Forward-Looking Statements

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017		CORPORATE CAPITAL TRUST, INC. a Maryland Corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer